UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2016

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 5, 2016, General Mills, Inc. approved restructuring actions designed to better align its organizational structure with its strategic initiatives. In connection with these actions, the company expects to eliminate approximately 400 - 600 positions globally, subject to consultation with employees and employee representatives in locations as required. In the third quarter of fiscal 2017, the company expects to record total pre-tax restructuring charges of approximately $60 to $90 million, reflecting primarily one-time, cash employee separation expenses. These restructuring actions are expected to be completed by the end of fiscal 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

December 5, 2016	By:	/s/ Richard C. Allendorf

Name: Richard C. Allendorf
Title: Senior Vice President, General Counsel and Secretary